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                                                                   EXHIBIT 21
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                                                SUBSIDIARIES OF OLSTEN CORPORATE
                                                --------------------------------
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                                                 JURISDICTION
                                                      OF
SUBSIDIARY                                      INCORPORATION   BUSINESS NAME

Allegro Vikar Service APS                       Denmark
The Accounts Team Limited                       England/Wales   The Accountants Team
Archangel Executive Appointments Limited        England/Wales
Broad Pines Development Corp.                   Delaware
Dirka Co.                                       Delaware
GMS, Inc.                                       Ohio
Health Care Services Olsten Limited             Delaware
IMI Systems Inc.                                New York
Integrated Computer Technology Ltd.             England/Wales
Kimberly Home Health Care, Inc.                 Missouri        Olsten Kimberly QualityCare
Lifetime Corporation (UK) Limited               England/Wales
New York HealthCare Services, Inc.              New York        Olsten Kimberly QualityCare
Norsk Personal AS                               Norway
Norsk Personal Benanning AS                     Norway
Norsk Prosjekt Konsult AS                       Norway
Norsk Verdiskring AS                            Norway
Office Angels Limited                           England/Wales
Office Angels (Properties) Limited              England/Wales
Office Angels (Recruitment) Limited             England/Wales
Office Angels (U.K.) Limited                    England/Wales
Office Legals Limited                           England/Wales
OFFiS Unternehemen fur Zeitarbeit GmbH & Co. KG Germany
OLS Holdings, Inc.                              New York
Olsten Certified HealthCare Corp.               Delaware        Olsten Kimberly QualityCare
Olsten de Argentina S.A.                        Argentina
Olsten de Mexico, S.A. de C.V.                  Mexico
Olsten de Puerto Rico, Inc.                     Puerto Rico
Olsten Flying Nurses Corp.                      Delaware
Olsten Home HealthCare, Inc.                    Delaware        Olsten Kimberly QualityCare
                                                                and Olsten Staffing Services
Olsten International B.V.                       Netherlands
Olsten Integrated Management Services, Inc.     Delaware
Olsten Kimberly QualityCare Foundation, Inc.    Florida
Olsten Kimberly QualityCare, Inc.               Delaware        Olsten Kimberly QualityCare
Olsten Melville Corp.                           Delaware
Olsten Norway AS                                Norway
Olsten of Westchester, Inc.                     New York        Covertemp
Olsten Ready Office S.A.                        Argentina
Olsten Service Corp.                            Delaware
Olsten Services S.A.                            Argentina
Olsten Services Limited                         Ontario
Olsten Services of New York, Inc.               New York        Olsten Kimberly QualityCare
Olsten Staffing Corporation                     Delaware
Olsten Staff, S.A. de C.V.                      Mexico
Olsten UK Limited                               England/Wales
Partnersfirst Management, Inc.                  Florida
Personal Eventual de Occidente, S.A. de C.V.    Mexico
Projobs, S.A. de C.V.                           Mexico
P.J. Ward Associates Ltd.                       Ontario
P.J. Ward Holdings Inc.                         Ontario


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QC Medi - New York, Inc.                        New York        Olsten Kimberly QualityCare
Quality Care - USA., Inc.                       New York        Olsten Kimberly QualityCare
Quality Managed Care, Inc.                      Delaware        Olsten Kimberly QualityCare
RSF Holdings, Inc.                              England/Wales
Skandinavisk Personaluthyrning AB               Sweden          Kontorsjouren
Top Level, S.A. de C.V.                         Mexico
271933 Alberta Ltd.                             Alberta         Olsten Kimberly QualityCare
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